EXHIBIT 10.29



                   FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT

        This Amendment is entered into as of July 20, 1999, between BANK OF AMERICA NT&SA doing business as SEAFIRST BANK ("Bank") and SEMITOOL, INC. ("Borrower").



                                    Recitals
                                    --------

        A. Bank and Borrower entered into a certain Business Loan Agreement dated as of September 30, 1998 (the "Agreement").

        B. Bank and Borrower desire to amend certain terms and provisions of the Agreement as more specifically set forth below.

                                    Agreement
                                    ---------

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2. Amendments. The Agreement is hereby amended as follows:

               2.1 The first sentence of Paragraph 4.3 is amended to read as follows:

               Maintain a tangible net worth of at least equal to $70,000,000 plus the sum of 50% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after June 30, 1999, and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed Borrower's tangible net worth.

               2.2 Paragraph 11.2 is amended by the addition of the following thereto:

               Compliance with the foregoing Debt Coverage Ratio shall not be required until the period commencing April 1, 2001, and shall be measured as of the end of each quarterly accounting period ending after that date (based upon the immediately preceding four quarters financial results).

        3. Representations and Warranties. When Borrower signs this Amendment, Borrower represents and warrants to Bank that:

               3.1 There is no event which is, or with notice or lapse of time or both would be, an Event of Default under the Agreement, except those events, if any, that have been disclosed in writing to Bank or waived in writing by Bank;

               3.2  The   representations and  warranties in  the Agreement  are
        true and correct as of the date of this Amendment as if made on the date of this Amendment;

               3.3 This Amendment is within Borrower's powers, has been duly authorized, and does not conflict with any of Borrower's organizational papers; and

               3.4 This Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound.

        4. Effectiveness of Amendment. This Amendment shall be effective as of June 30, 1999, provided each of the following conditions is satisfied on or before July 30, 1999:

               4.1 Bank has received this Amendment, duly executed by Borrower; and

               4.2 Borrower has paid to Bank an amendment fee in the amount of Seven Thousand Five Hundred Dollars ($7,500).

        5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        In Witness Whereof, the parties hereto have executed this Amendment as of the day and year first above written.



BANK OF AMERICA NT&SA                         SEMITOOL, INC.
doing business as SEAFIRST BANK



By /s/Stanley S. Diddams                      By /s/William A. Freeman
   ----------------------------------         ----------------------------------
   Stanley S. Diddams                         William A. Freeman
   Vice President                             Senior Vice President, Finance and
                                              Chief Financial Officer